AURIC MINING COMPANY

(Formerly FOCUS AFFILIATES, INC.)



FORM 8-K
 (Current report filing)




Filed 11/12/09 for the Period Ending 11/12/09



Address		3500 South Dupont Highway,
		Dover, DE 19901

Telephone	1-800-346-4646
CIK		0001025557
Symbol		AUMY
SIC Code	5065 - Electronic Parts and Equipment,
		Not Elsewhere Classified
Fiscal Year	12/31


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report ( Date of Earliest Event Reported ) : November 12, 2009

AURIC MINING COMPANY
( Exact name of registrant as specified in its charter )

Delaware
( State or Other Jurisdiction of Incorporation )

001 - 12571
( Commission File Number )

N/A
( I. R. S. Employer Identification No. )

3500 South Dupont Highway, Dover, DE 19901
( Address of principal executive offices, including zip code. )

(800) 346-4646
( Registrant's Telephone Number, Including Area Code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CRF 240.14d-2(b) )

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CRF 240.13e-4(c) )




Item 5.03 Amendments to Articles of Incorporation or
Bylaws; Change in Fiscal Year

On September 29, 2009, the Company filed a certificate of amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Nevada to (i) change its name from Focus Affiliates, Inc. to Auric Mining
Company and (ii) give notice that the Company intends to affect a 1 for 1,000 reverse stock splits.

The Company announced that the 1 for 1,000 reverse stock splits (the "Reverse Split") which was approved by the Company's board of Directors on September 29, 2009 will become effective on November 12, 2009 (the "Effective
Date"). November 12, 2009 will also be the record date for the Reverse Split.

Upon effectiveness of the 1 for 1,000 reverse stock splits, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 29,758,526 prior to the reverse split to 29,759 following the reverse stock split. No fractional shares shall be issued. In lieu of issuing fractional shares, the Company will issue to any stockholder who otherwise would have been entitled to receive a fractional share as a result of the reverse stock split an additional full share of its Common Stock.

In addition, effective November 12, 2009, the Company's quotation symbol on the Over-the-Counter Bulletin Board and Pink Sheets were changed from FONE to AUMY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

			 Auric Mining Company

		By :  /s/  Brian Stewart
				------------
		           Brian Stewart
			 Secretary  & Director
November 12, 2009